Exhibit 99.1

For Immediate Release	Contact: William Grickis
May 9, 2007	(860) 644-1551

Gerber Scientific CFO Will Depart To Pursue New Career Opportunity

SOUTH WINDSOR, CT -- Gerber Scientific, Inc. (NYSE: GRB) announced today that Jay Zager, its Executive Vice President and Chief Financial Officer, will step down at the end of June, 2007 to pursue another career opportunity. Until that time, Mr. Zager will continue to serve in his current position.

Marc T. Giles, President and Chief Executive Officer of Gerber Scientific Inc., said: "We congratulate Jay on this new career challenge and thank him for his service to Gerber. While CFO, Jay has made a strong contribution to the Company's business strategy, and has strengthened its financial and IT organizations. On a personal note, Jay has been a valued partner to me in the Company's broader efforts to achieve profitable and sustainable growth,"

The Company has begun a search to find a successor.

About Gerber Scientific, Inc.

Gerber Scientific, Inc. (http://www.gerberscientific.com) is a leading international supplier of sophisticated automated manufacturing systems for sign making and specialty graphics, apparel and flexible materials, and ophthalmic lens processing. Headquartered in South Windsor, Connecticut, the company operates through four businesses: Gerber Scientific Products and Spandex Ltd., Gerber Technology, and Gerber Coburn.

Forward-looking Statements:

In addition to the historical information contained herein, there are matters discussed that are considered to be "forward-looking statements." These forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental, and technological factors affecting the Company's operations, markets, products, and services, that could significantly affect results in the future. For a discussion of other risk factors relating to the Company's business, see the Company's Annual Report on Form 10-K for the year ended April 30, 2006, as filed with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date of this release, and the Company expressly disclaims any obligation to update or revise any forward-looking statements contained in this release, except as required by law.